SCHEDULE 14-A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

Investors Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Investors Bancorp, Inc.

101 JFK Parkway
Short Hills, New Jersey 07078

October 10, 2007

Dear Fellow Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Investors Bancorp, Inc., which will be held at The Murray Hill Inn, 535 Central Avenue, New Providence, New Jersey 07974, on November 20, 2007, at 9:00 a.m., local time.

The business to be conducted at the Annual Meeting consists of the election of three directors and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008. Your Board of Directors has determined that an affirmative vote on each of these matters to be considered at the Annual Meeting is in the best interests of Investors Bancorp, Inc. and its stockholders and unanimously recommends a vote “FOR” each of these matters.

Your vote is very important regardless of the number of shares you own. We urge you to complete, sign and return the enclosed Proxy Card as soon as possible, or to vote by Internet or telephone as described on your Proxy Card, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

On behalf of the Board of Directors, officers and employees of Investors Bancorp, Inc., we thank you for your continued support.

Sincerely,

Robert M. Cashill
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE
GENERAL INFORMATION
PROPOSAL I — ELECTION OF INVESTORS BANCORP DIRECTORS
AUDIT COMMITTEE REPORT
COMPENSATION AND BENEFITS COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
ALL OTHER COMPENSATION
PERQUISITES
GRANTS OF PLAN BASED AWARDS TABLE FOR FISCAL YEAR 2007
OUTSTANDING EQUITY AWARDS AT JUNE 30, 2007
PENSION BENEFITS AT OR FOR THE YEAR ENDED JUNE 30, 2007
NONQUALIFIED DEFERRED COMPENSATION AT OR FOR THE YEAR ENDED JUNE 30, 2007
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF JUNE 30, 2007
DIRECTORS COMPENSATION TABLE
PROPOSAL II — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS
OTHER MATTERS

Investors Bancorp, Inc.
101 JFK Parkway
Short Hills, New Jersey 07078
(973) 924-5100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 20, 2007

NOTICE IS HEREBY GIVEN THAT the 2007 Annual Meeting of Stockholders of Investors Bancorp, Inc. will be held at The Murray Hill Inn, 535 Central Avenue, New Providence, New Jersey 07974, on November 20, 2007, at 9:00 a.m., local time, to consider and vote upon the following matters:

1. To elect three persons to serve as directors of Investors Bancorp, Inc., each for a three-year term.

2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for Investors Bancorp, Inc. for the fiscal year ending June 30, 2008.

3. To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

The Board of Directors of Investors Bancorp, Inc. has fixed September 28, 2007 as the record date for determining the stockholders entitled to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

The Board of Directors of Investors Bancorp, Inc. unanimously recommends that you vote “FOR” each of the nominees for director listed in the Proxy Statement and “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending June 30, 2008.

The Board of Directors of Investors Bancorp, Inc. requests that you complete, sign and mail the enclosed Proxy Card promptly in the enclosed postage-paid envelope. You may also vote by Internet or telephone as described on your Proxy Card. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy or voted by Internet or telephone.

By Order of the Board of Directors
Investors Bancorp, Inc.

Patricia E. Brown
Corporate Secretary

Short Hills, New Jersey
October 10, 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR TO VOTE BY INTERNET OR TELEPHONE AS DESCRIBED ON YOUR PROXY CARD.

INVESTORS BANCORP, INC.

PROXY STATEMENT FOR THE
2007 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 20, 2007

GENERAL INFORMATION

This Proxy Statement and accompanying Proxy Card and the Annual Report to Stockholders are being furnished to the stockholders of Investors Bancorp, Inc. (“Investors Bancorp” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of Investors Bancorp for use at the 2007 Annual Meeting of Stockholders. The Annual Meeting will be held on November 20, 2007, at 9:00 a.m., local time, at The Murray Hill Inn, 535 Central Avenue, New Providence, New Jersey 07974. The term “Annual Meeting”, as used in this Proxy Statement, includes any adjournment or postponement of such meeting.

This Proxy Statement is dated October 10, 2007 and is first being mailed to stockholders of Investors Bancorp on or about October 19, 2007.

The 2007 Annual Meeting of Stockholders

Date, Time and Place	The Annual Meeting of Stockholders will be held at The Murray Hill Inn, 535 Central Avenue, New Providence, New Jersey 07974, on November 20, 2007, at 9:00 a.m., local time.

Record Date	September 28, 2007.

Shares Entitled to Vote	110,073,752 shares of Investors Bancorp common stock were outstanding on the Record Date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting	To consider and vote on the election of three directors and the ratification of KPMG LLP as Investors Bancorp’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

Vote Required	Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The ratification of KPMG LLP as the independent registered public accounting firm is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.” All such votes will include the vote of Investors Bancorp, MHC, which, as of September 28, 2007, owns 57.3% of the outstanding shares of common stock.

Your Board of Directors Recommends You Vote in Favor of the Proposals	Your Board of Directors unanimously recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement and “FOR” the ratification of KPMG LLP as Investors Bancorp’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

Investors Bancorp	Investors Bancorp, a Delaware corporation, is the bank holding company for Investors Savings Bank, an FDIC-insured New Jersey-chartered capital stock savings bank that operates 46 full-service banking offices in northern and central New Jersey. At June 30, 2007, Investors Bancorp had $5.60 billion in total assets. Investors Bancorp’s principal executive offices are located at 101 JFK Parkway, Short Hills, New Jersey 07078, and our telephone number is (973) 924-5100.

Who Can Vote

The Board of Directors has fixed September 28, 2007 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Investors Bancorp common stock, par value $0.01 per share, at the close of business on such date will be entitled to vote at the Annual Meeting. On September 28, 2007, 110,073,752 shares of Investors Bancorp common stock were outstanding and held by approximately 11,000 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Investors Bancorp common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of Investors Bancorp common stock outstanding on September 28, 2007 will be entitled to one vote for each share held of record. However, Investors Bancorp’s certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of common stock of Investors Bancorp (other than the Mutual Holding Company and any tax qualified plan of the Company) are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.

Matters to Be Considered

The purpose of the Annual Meeting is to elect three directors and ratify the appointment of KPMG LLP as Investors Bancorp’s independent registered public accounting firm for the year ending June 30, 2008.

You may be asked to vote upon other matters that may properly be submitted to a vote at the Annual Meeting. You also may be asked to vote on a proposal to adjourn or postpone the Annual Meeting. Investors Bancorp could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.

How to Vote

You may vote your shares by completing and signing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope or by attending the Annual Meeting. Alternatively, you may choose to vote your shares using the Internet or telephone voting options explained on your Proxy Card. You should complete and return the Proxy Card accompanying this document, or vote using the Internet or telephone voting options, to ensure that your vote is counted at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, regardless of whether you plan to attend. If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the three nominees for director and “FOR” the ratification of the appointment of KPMG LLP as Investors Bancorp’s independent registered public accounting firm for the year ending June 30, 2008.

Stockholders of record can vote in person at the Annual Meeting. If a broker holds your shares in street name, then you are not the stockholder of record and you must ask your broker how you can vote in person at the Annual Meeting.

The Board of Directors is currently unaware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies in the Proxy Card in their best judgment.

Participants in Investors Bancorp Benefit Plans

If you are a participant in The Investors Savings Bank Employee Stock Ownership Plan or another benefit plan through which you own shares of Investors Bancorp common stock, you will have received with this Proxy Statement voting instruction forms that reflect all shares you may vote under the plans. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of Investors Bancorp common stock allocated to his or her plan account. If you own shares through any of these plans and do not vote, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans.

Quorum and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Investors Bancorp common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is “Withheld.” The ratification of the appointment of KPMG LLP as the independent registered public accounting firm is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.” All such votes will include the vote of Investors Bancorp, MHC, which, as of September 28, 2007, owns 57.3% of the outstanding shares of common stock.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

•	submitting written notice of revocation to the Corporate Secretary of Investors Bancorp prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;

•	using the Internet or telephone voting options explained on the Proxy Card; or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Investors Bancorp, Inc.
101 JFK Parkway
Short Hills, New Jersey 07078
Attention: Patricia E. Brown
           Corporate Secretary

If your shares are held in street name, you should follow your broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Investors Bancorp will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Investors Bancorp will request that banks, brokers and other holders of record send proxies and proxy material to the beneficial owners of Investors Bancorp common stock and secure their voting instructions, if necessary. Investors Bancorp has also made arrangements with Georgeson Shareholder Communications, Inc. to assist in soliciting proxies and has agreed to pay them a fee of $8,500 plus reasonable expenses for these services. Investors Bancorp will reimburse such holders of record for their reasonable expenses in taking those actions. If necessary, Investors Bancorp may also use several of its regular employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile or letter.

Recommendation of the Board of Directors

Your Board of Directors unanimously recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement and “FOR” the ratification of KPMG LLP as Investors Bancorp’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of Investors Bancorp’s common stock are required to file certain reports with the Securities and Exchange Commission regarding such beneficial ownership. The following table sets forth, as of September 28, 2007, certain information as to the shares of Investors Bancorp common stock owned by persons who beneficially own more than five percent of Investors Bancorp’s issued and outstanding shares of common stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the outstanding shares of Investors Bancorp common stock as of September 28, 2007. For purposes of the following table and the table included under the heading “Management,” in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of any shares of common stock (i) over which he or she has, or shares, directly or indirectly, voting or investment power or (ii) as to which he or she has the right to acquire beneficial ownership at any time within 60 days after September 28, 2007.

Principal Stockholders

	Number of Shares
Name and Address of	Owned and Nature of	Percent of Shares of
Beneficial Owner	Beneficial Ownership	Common Stock Outstanding(1)

Investors Bancorp, MHC	63,099,781 (2)	57.3%
101 JFK Parkway Short Hills, NJ 07078
Advisory Research, Inc.	6,620,888 (3)	6.0%
180 N Stetson St., Suite 5500 Chicago, Il 60601

(1)	Based on 110,073,752 shares of Investors Bancorp common stock outstanding as of September 28, 2007.

(2)	This information is based on Schedule 13D filed by Investors Bancorp, MHC with the SEC on October 11, 2005. The Board of Directors of Investors Bancorp, MHC consists of those persons who serve on the Board of Directors of Investors Bancorp, Inc.

(3)	This information is based on Schedule 13G filed by Advisory Research, Inc. with the SEC on February 21, 2007.

Management

The following table sets forth information about shares of Investors Bancorp common stock owned by each nominee for election as director, each incumbent director, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors and executive officers as a group, as of September 28, 2007.

						Unvested Stock
	Position(s) Held with	Shares	Options			Awards
	Investors Bancorp,	Owned	Exercisable			Included in
	Inc. and/or	Directly and	within 60	Beneficial	Percent of	Beneficial
Name	Investors Savings Bank	Indirectly(1)	days	Ownership	Class	Ownership

NOMINEES
Robert M. Cashill	Director, President and Chief Executive Officer	303,413	70,000	373,413	*	250,000
Brian D. Dittenhafer	Director	102,780	39,069	141,849	*	78,137
Vincent D. Manahan III	Director	128,137	39,069	167,206	*	78,137
INCUMBENT DIRECTORS
Doreen R. Byrnes	Director	103,613	45,000	148,613	*	90,000
Rose Sigler	Director	103,137	39,069	142,206	*	78,137
Stephen J. Szabatin	Director	128,137	39,069	167,206	*	78,137
Patrick J. Grant	Chairman	129,137	39,069	168,206	*	78,137
John A. Kirkpatrick	Director	118,137	39,069	157,206	*	78,137
Joseph H. Shepard III	Director	138,137	39,069	177,206	*	78,137
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Kevin Cummings	Executive Vice President and Chief Operating Officer	161,163	90,000	251,163	*	125,000
Domenick A. Cama	Executive Vice President and Chief Financial Officer	141,186	80,000	221,186	*	110,000
Richard S. Spengler	Senior Vice President	110,990	40,000	150,990	*	80,000
All directors and executive
officers as a
group (17 persons)(2)		2,084,831	773,480	2,858,311	2.6%	1,551,959

*	Less than 1%

(1)	Unless otherwise indicated, each person effectively exercises sole, or shared with spouse, voting and dispositive power as to the shares reported. With respect to Mr. Kirkpatrick, his ownership includes 10,000 shares held in trust as to which Mr. Kirkpatrick does not exercise voting power, but as to which shares he has a beneficial interest.

(2)	Includes 28,908 shares of common stock allocated to the accounts of executive officers under the Investors Savings Bank Employee Stock Ownership Plan (“ESOP”) and excludes the remaining 4,225,164 shares of common stock of which 3,970,468 are unallocated and held for the future benefit of all employee participants. Under the terms of the ESOP, shares of common stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP Trustee in the same proportion as the vote obtained from participants on allocated shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Investors Bancorp’s common stock is registered with the Securities and Exchange Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. The executive officers and directors of Investors Bancorp and Investors Savings Bank, and beneficial owners of greater than 10% of Investors Bancorp’s common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of Investors Bancorp’s common stock. The Securities and Exchange Commission rules require disclosure in Investors Bancorp’s Proxy Statement or Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner of Investors Bancorp’s common stock to file a Form 3, 4, or 5 on a timely basis. Based on Investors Bancorp’s review of ownership reports and confirmations by executive officers and directors, no executive officer or director failed to file ownership reports on a timely basis for the year ended June 30, 2007.

PROPOSAL I — ELECTION OF INVESTORS BANCORP DIRECTORS

General

Investors Bancorp’s Board of Directors currently consists of nine (9) members and is divided into three classes, with one class of directors elected each year. Each of the 9 members of the Board of Directors also serves as a director of Investors Savings Bank and Investors Bancorp, MHC. Three directors will be elected at the Annual Meeting to serve for a three-year term and until their respective successors shall have been elected and qualified. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors nominated Robert M. Cashill, Brian D. Dittenhafer and Vincent D. Manahan III for election as directors, each of whom has agreed to serve if so elected.

Messrs. Cashill, Dittenhafer and Manahan III currently serve as directors of Investors Bancorp and Investors Savings Bank. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed Proxy Card, if executed and returned, will be voted “FOR” the election of all nominees.

In the event that any nominee is unable or declines to serve, the persons named in the Proxy Card as proxies will vote with respect to a substitute nominee designated by Investors Bancorp’s current Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees would be unable or would decline to serve, if elected.

The current Bylaws of Investors Bancorp provide that a director shall retire from the Board at the annual meeting of stockholders immediately following the year in which the director attains age seventy-five.

INVESTORS BANCORP’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

Directors and Executive Officers

The following table sets forth certain information, as of September 28, 2007, regarding the nominees for election as directors and the incumbent directors, including the terms of office of each director, as well as information regarding the executive officers of Investors Bancorp and its wholly owned subsidiary, Investors Savings Bank.

	Position(s) Held with
	Investors Bancorp,
	Inc. and/or Investors		Director	Expiration of
Name	Savings Bank	Age	Since	Term

NOMINEES
Robert M. Cashill	Director, President and Chief Executive Officer	65	1998	2007
Brian D. Dittenhafer	Director	65	1997	2007
Vincent D. Manahan III	Director	69	2002	2007
INCUMBENT DIRECTORS
Doreen R. Byrnes	Director	58	2002	2008
Rose Sigler	Director	72	1999	2008
Stephen J. Szabatin	Director	70	1994	2008
Patrick J. Grant	Chairman	72	1988	2009
John A. Kirkpatrick	Director	74	1992	2009
Joseph H. Shepard III	Director	73	1988	2009

Directors and Executive Officers

Following is the business experience for each of the Company’s directors and executive officers.

Nominees for Director

Robert M. Cashill, age 65, has been President and Chief Executive Officer of Investors Savings Bank since December 2002. Prior to assuming such position, Mr. Cashill had served as Executive Vice President since January 2000. He was elected to the Board of Directors of Investors Savings Bank in February 1998. Prior to joining Investors Savings Bank, Mr. Cashill was employed as Vice President Institutional Sales by Salomon Smith Barney from 1977 to 1998, and at Hornblower, Weeks, Hemphill, Noyes from 1966 to 1977.

Brian D. Dittenhafer, age 65, was first elected to the Board of Directors of Investors Savings Bank in 1997. He is retired, having previously served as President and Chief Executive Officer of the Federal Home Loan Bank of New York from 1985 to 1992. Mr. Dittenhafer joined the Federal Home Loan Bank of New York in 1976 where he also served as Vice President and Chief Economist, Chief Financial Officer and Executive Vice President. Previously, he was employed as a Business Economist at the Federal Reserve Bank of Atlanta from 1971 to 1976. From 1992 to 1995, Mr. Dittenhafer served as President and Chief Financial Officer of Collective Federal Savings Bank. From 1995 to the present Mr. Dittenhafer has been Chairman of MBD Management Company.

Vincent D. Manahan III, age 69, was first elected to the Board of Directors of Investors Savings Bank in 2002. He is an attorney, and has been a solo practitioner since January 1, 2006. Previously, Mr. Manahan was a partner in the law firm of Herrigel Bolan & Manahan LLP since 1969. He is a member of the New Jersey Bar Association, The Banking Law Section of the New Jersey Bar Association and the Essex County Bar Association. Mr. Manahan was a special counsel to the U.S. Department of Justice 9/11 Victims Compensation Fund. He is a graduate of Georgetown University and Cornell Law School and received a Master of Laws degree from New York University.

Continuing Directors

Term to Expire 2008

Doreen R. Byrnes, age 58, had been employed by Investors Savings Bank since August 1979 through her retirement in March 2007, and served as Executive Vice President-Human Resources since December 2001. Ms. Byrnes previously was Senior Vice President-Human Resources since 1980. She was elected to the Board of Directors of Investors Savings Bank in January 2002.

Rose Sigler, age 72, is retired, having served as Senior Vice President of CRA Compliance and Community Relations of Investors Savings Bank from 1996 until her retirement in 1999. In November 1999, she was elected to the Board of Directors of Investors Savings Bank. Previously, she served in various positions from the time she joined Investors Savings Bank in 1971. She served as a member of the Advisory Board of The Salvation Army of Greater Essex County from 1996 to 2004 and as a member of the Board of Directors of the American Institute of Banking/New Jersey Chapter from 1998 to 2003.

Stephen J. Szabatin, age 70, was first elected to the Board of Directors of Investors Savings Bank in 1994. He is retired, having been employed by The New Jersey Department of Banking as the Deputy Commissioner-Division of Regulatory Affairs from 1993 to 1994, Deputy Commissioner-Division of Supervision from 1989 to 1993, and in various other capacities from 1966 to 1994.

Term to Expire 2009

Patrick J. Grant, age 72, was elected to the Board of Directors of Investors Savings Bank in 1988 and has served as Chairman since July 1997. Mr. Grant served as Chairman and President of Investors Savings Bank from July 1997 until he retired from the position of President in April 2000. Previously, he served as President from April 1990 to June 1997 and as Executive Vice President and Chief Operating Officer from September 1988 to April 1990. Immediately prior to joining Investors Savings Bank, Mr. Grant was Senior Vice President of the investment banking firm of Ryan Beck & Co., specializing in the thrift banking practice. Prior, Mr. Grant had a 30-year career with the accounting firm of KPMG LLP where he had been a partner in charge of the firm’s thrift practice in New Jersey for eight years. Mr. Grant is Trustee Emeritus of the Independent College Fund of New Jersey.

John A. Kirkpatrick, age 74, was first elected to the Board of Directors of Investors Savings Bank in 1992. He is a retired Managing Partner of KPMG LLP, a position he held from 1977 to 1990 in the New Jersey practice, and previously in South Bend, Indiana from 1973 to 1977. Mr. Kirkpatrick joined KPMG LLP in 1959 and served as a Member of the Board of Directors from 1984 to 1990, a member of the SEC Reviewing Partners Committee from 1969 to 1977, Chairman of the Pension Committee from 1987 to 1991 and a member of the Management Committee from 1990 until he retired in 1992.

Joseph H. Shepard III, age 73, was first elected to the Board of Directors of Investors Savings Bank in 1988. He is retired, having served as Senior Vice President of Bollinger Insurance, Short Hills, New Jersey from July 1995 to June 1997. Previously, Mr. Shepard was President of Shepard, Caulfield & McCue Insurance Agency from 1965 to 1995. Mr. Shepard is an active investor in commercial real estate.

Executive Officers of the Bank Who Are Not Also Directors

Domenick A. Cama, age 51, has served as Executive Vice President and Chief Financial Officer of Investors Savings Bank since January 2006. He served as Senior Vice President and Chief Financial Officer of Investors Savings Bank from April 2003 to January 2006. Prior to joining Investors Savings Bank, Mr. Cama was employed for 13 years by the Federal Home Loan Bank of New York where he served as Vice President and Director of Sales.

Kevin Cummings, age 52, has served as Executive Vice President and Chief Operating Officer of Investors Savings Bank since July 2003. Prior to joining Investors Savings Bank, Mr. Cummings had a 26-year career with the independent accounting firm of KPMG LLP, where he had been partner for 14 years. Immediately prior to joining Investors Savings Bank, Mr. Cummings was an audit partner in the Financial

Services practice in the New York office, and lead partner on a major commercial banking client. Mr. Cummings also worked in the New Jersey community bank practice for over 20 years.

Diane C. Kraemer, age 49, has served as Senior Vice President-Retail Administration of Investors Savings Bank since January 2005. She served as First Vice President from 1989 to 2004. Ms. Kraemer joined Investors Savings Bank in 1977 and served as Second Vice President from 1985 to 1988. Ms. Kraemer is responsible for retail branch administration.

Susan B. Olson, age 53, has served as Senior Vice President-Accounting of Investors Savings Bank since December 2001 and Treasurer of Investors Savings Bank since 1994. She served as First Vice President/Treasurer from 1998 to 2001. Ms. Olson is responsible for accounting operations. Ms. Olson joined Investors Savings Bank in July 1991 when East Jersey Savings Bank was acquired by Investors Savings Bank, and was employed by East Jersey from 1988 until completion of the merger.

Charles L. Lynch, age 62, has served as Senior Vice President-Residential Lending since 2001 and Chief Lending Officer of Investors Savings Bank since 1999. Mr. Lynch joined Investors Savings Bank in 1972 and served as First Vice President of Lending Origination from 1977 to 2001. Mr. Lynch is responsible for the origination and underwriting of the Bank’s residential loan portfolio, and acts as liaison to ISB Mortgage Company and correspondent lenders. Mr. Lynch serves on the Board of Directors of Thrift Institutions Community Investment Corp of New Jersey.

Debra A. Richardson, age 50, has served as Senior Vice President-Lending Administration of Investors Savings Bank since December 2001. She previously served as First Vice President of Mortgage Servicing of Investors Savings Bank from April 1996 to 2001 and as Second Vice President from 1992 to 1996. Ms. Richardson is responsible for the administration of our mortgage portfolio, serviced loans, collections and foreclosures. Ms. Richardson joined Investors Savings Bank in July 1991 when East Jersey Savings Bank was acquired by Investors Savings Bank, and was employed by East Jersey from 1976 until the completion of the merger.

Richard S. Spengler, age 45, has served as Senior Vice President-Commercial Real Estate Lending of Investors Savings Bank since September 2004. He is responsible for the administration of that department as well as the development, origination, underwriting, and closings of commercial real estate loans. Mr. Spengler is also responsible for the administration of the commercial real estate construction loan portfolio. Prior to joining Investors Savings Bank, Mr. Spengler had a 21-year career with First Savings Bank, Woodbridge, New Jersey where he had last been Executive Vice President and Chief Lending Officer from 1999 to 2004.

Thomas F. Splaine, Jr., age 42, has served as Senior Vice President-Director of Financial Reporting for Investors Savings Bank since January 2006. He served as First Vice President-Director for Financial Reporting for Investors Savings Bank since December 2004. Prior to joining Investors Savings Bank, Mr. Splaine was employed by Hewlett-Packard Financial Services, Murray Hill, New Jersey as Director of Financial Reporting from 2002 to 2004.

Corporate Governance Matters

Investors Bancorp is committed to maintaining sound corporate governance guidelines and very high standards of ethical conduct and is in compliance with applicable corporate governance laws and regulations.

Board of Directors Meetings and Committees

The Board of Directors of Investors Bancorp and Investors Savings Bank meet monthly, or more often as may be necessary. The Board of Directors of Investors Bancorp and Investors Savings Bank each met thirteen times in fiscal 2007. The Board of Directors of Investors Bancorp currently maintains three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation and Benefits Committee.

All directors attended no fewer than 75% of the total number of Board meetings held by the Investors Bancorp Board of Directors and all committees of the board on which they served (during the period they served) during fiscal 2007. While we do not have a specific policy regarding attendance at the annual meeting, all nominees and continuing directors are expected to attend. All directors attended the annual meeting of stockholders held on October 24, 2006.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which are posted on the “Governance Documents” section of the “Investor Relations” page of Investors Savings Bank’s website at www.isbnj.com. The Corporate Governance Guidelines cover the general operating policies and procedures followed by the Board of Directors including, among other things:

•	Mission of the Board;

•	Director responsibilities and qualifications;

•	Board nominating procedures and election criteria;

•	Stock ownership policies, board size, director independence; and

•	Director compensation, education and code of ethics.

The Corporate Governance Guidelines provide for the Board of Directors to meet in regularly scheduled executive sessions without management at least quarterly. During fiscal 2007, four executive sessions were conducted by the non-employee directors, who are all independent.

Director Independence

A majority of the Board of Directors and each member of the Compensation and Benefits, Nominating and Corporate Governance, and Audit Committees are independent, as affirmatively determined by the Board consistent with the criteria established by the NASDAQ Stock Market and as required by the Investors Bancorp’s Bylaws.

The Board of Directors conducts an annual review of director independence for all current nominees for election as directors and all continuing directors. In connection with this review, the Board of Directors considers all relevant facts and circumstances relating to relationships that each director, his or her immediate family members and their related interests had with Investors Bancorp and its subsidiaries.

As a result of this review, the Board of Directors affirmatively determined that the nominees, Mr. Dittenhafer and Mr. Manahan III, and the continuing directors: Mr. Grant, Ms. Sigler, Mr.Szabatin, Mr. Kirkpatrick, and Mr. Shepard III, are independent. The Board of Directors determined that Mr. Cashill is not independent because he is an Investors Bancorp employee and Ms. Byrnes is not independent as she was an employee of Investors Bancorp until retiring on March 1, 2007.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are: Messrs. Dittenhafer (Chair), Grant, Szabatin and Ms. Sigler. Each member of the Nominating and Corporate Governance Committee is considered independent as defined in the NASDAQ corporate governance listing standards. The Nominating and Corporate Governance Committee’s Charter and Corporate Governance Guidelines are posted on the “Governance Documents” section of the “Investor Relations” page of the Investors Savings Bank’s website at www.isbnj.com. The Committee met one time during fiscal 2007.

As noted in the Nominating and Corporate Governance Committee Charter, the purpose of the committee is to assist the Board in identifying individuals to become board members; determine the size and composition of the Board and its committees; monitoring Board effectiveness and implementing Corporate Governance Guidelines.

In furtherance of this purpose, this committee, among other things, shall:

•	Lead the search for individuals qualified to become members of the Board of Directors and develop criteria for board membership;

•	Make recommendations to the board concerning board nominees and stockholders proposals;

•	Develop, recommend and oversee the annual self evaluation process of the board and its committees;

•	Develop and annually review corporate governance guidelines applicable to Investors Bancorp;

•	Review and monitor the Board’s compliance with NASDAQ stock market listing standards for independence;

•	Review, in consultation with the Compensation and Benefits Committee, directors compensation and benefits.

In accordance with Corporate Governance Guidelines, the Committee considers all qualified director candidates identified by members of the Committee, by other members of the Board of Directors, by senior management and by stockholders. Stockholders recommending a director candidate to the Committee may do so by submitting the candidate’s name, résumé and biographical information to the attention of the Chairman of this Committee in accordance with procedures listed in the then most current proxy statement (available on the Company’s website). All shareholder recommendations for director candidates the Chairman of the Committee receives in accordance with these procedures will be presented to the Committee for its consideration. The Committee’s recommendations to the Board are based on its determination as to the suitability of each individual, and the slate as a whole, to serve as directors of the Company.

Criteria for Election

The Company’s goal is to have a Board of Directors who have diverse professional backgrounds and have demonstrated professional achievement with the highest personal and professional ethics and integrity and whose values are compatible with those of the Company. Important factors considered in the selection of nominees for director include experience in positions that develop good business judgment, that demonstrate a high degree of responsibility, independence, and that show the individual’s ability to commit adequate time and effort to serve as a director.

Nominees should have a familiarity with the communities in which the company operates, be involved in activities that do not create a conflict with his/her responsibilities to the Company and its stockholders, and have the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” as defined in the NASDAQ Corporate Governance Listing Standards, and, if a candidate with financial and accounting expertise is sought for service on the Audit Committee, whether the individual qualifies as an Audit Committee financial expert.

Procedures for the Nomination of Directors by Stockholders

As previously indicated, the Nominating and Corporate Governance Committee has adopted procedures for the consideration of Board candidates submitted by stockholders. Stockholders can submit the names of candidates for director by writing to the Chair of the Nominating and Corporate Governance Committee, at Investors Bancorp, Inc., 101 JFK Parkway, Short Hills New Jersey 07078. The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•	the qualifications of the candidate and why this candidate is being proposed;

•	the name and address of the nominating stockholder as he/she appears on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	the name, address and contact information for the nominated candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and the Company and between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an Annual Meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice Of Business To Be Conducted at an Annual Meeting.” The Company received no submission for Board nominees for this Annual Meeting.

Stockholder and Interested Party Communication with the Board

A stockholder of the Company, or an interested party, who wants to communicate with the Board or with any individual director can write to the Chair of the Nominating and Corporate Governance Committee at Investors Bancorp, Inc., 101 JFK Parkway, Short Hills, New Jersey 07078. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chair will:

•	Forward the communication to the director(s) to whom it is addressed;

•	Handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Chair of the Nominating and Corporate Governance Committee shall present a summary of all communications received since the last meeting and make those communications available to the directors upon request.

Code of Ethics and Business Conduct

The Board has adopted a code of ethics and business conduct for all employees and a code of ethics and business conduct for directors. These codes are designed to ensure the accuracy of financial reports, deter wrongdoing, promote honest and ethical conduct, the avoidance of conflicts of interest, and full and accurate disclosure and compliance with all applicable laws, rules and regulations. Both of these documents are available on the Company’s website at www.isbnj.com. Amendments to and waivers from the codes of ethics and business conduct will be disclosed on the Company’s website.

Transactions With Certain Related Persons

Federal laws and regulations generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the executive officer or director is not given preferential treatment compared to the other participating employees. Pursuant to such a program, loans have been extended to executive officers, which loans are on substantially the same terms as those prevailing at the time for comparable transactions with the general public. These loans do not involve more than the normal risk of repayment or present other unfavorable features. As of June 30, 2007, Investors Savings Bank had loans and loan commitments totaling $1.4 million to 4 executive officers.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Investors Bancorp. The provisions of the Sarbanes-Oxley Act of 2002 that prohibit loans do not apply to loans made by a depository institution, such as Investors Savings Bank, that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Investors Bancorp’s and Investors Savings Bank’s officers are made in conformity with the Federal Reserve Act and Regulation O.

Audit Committee Matters

Audit Committee

The current members of the Audit Committee are: Messrs. Kirkpatrick (Chair), Dittenhafer, Shepard III, Manahan III, Szabatin, and Ms. Sigler. Each member of the Audit Committee is considered independent as defined in the NASDAQ corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The Board believes that John A. Kirkpatrick, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC.

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Investors Savings Bank’s website at www.isbnj.com.

As noted in Audit Committee Charter, the primary purpose of the Audit Committee is to assist the Board in overseeing:

•	The integrity of Investors Bancorp’s financial statements;

•	Investors Bancorp’s compliance with legal and regulatory requirements;

•	The independent auditor’s qualifications and independence;

•	The performance of Investors Bancorp’s internal audit function and independent auditor, and

•	Investors Bancorp’s system of disclosure controls and system of internal controls regarding finance, accounting, and legal compliance.

In furtherance of this purpose, this committee, among other things, shall:

•	Retain, oversee and evaluate a firm of independent registered public accountants to audit the annual financial statements;

•	Review the integrity of Investors Bancorp’s financial reporting processes, both internal and external, in consultation with the independent registered public accounting firm and the internal auditor;

•	Review the financial statements and the audit report with management and the independent registered public accounting firm;

•	Review earnings and financial releases and quarterly and annual reports filed with the Securities and Exchange Commission; and

•	Approve all engagements for audit and non-audit services by the independent registered public accounting firm.

The Audit Committee met seven times during fiscal 2007. The Audit Committee reports to the Board of Directors on its activities and findings.

AUDIT COMMITTEE REPORT

Pursuant to rules and regulations of the Securities and Exchange Commission, this Audit Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Investors Bancorp specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Management has the primary responsibility for Investors Bancorp’s internal control and financial reporting process, and for making an assessment of the effectiveness of Investors Bancorp’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Investors Bancorp’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue an opinion on those financial statements, and for providing an attestation report on management’s assessment of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management, and the independent registered public accounting firm, the audited consolidated financial statements of Investors Bancorp for the year ended June 30, 2007;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•	received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm its independence from Investors Bancorp.

Based on the review and discussions referred to above, the Audit Committee has recommended to Investors Bancorp’s Board of Directors that the audited consolidated financial statements for the fiscal year ended June 30, 2007 be included in Investors Bancorp’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. In addition, the Audit Committee approved the re-appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2008, subject to the ratification of this appointment by the stockholders of Investors Bancorp.

Compensation and Benefits Committee Matters

Compensation and Benefits Committee

The current members of the Compensation and Benefits Committee are: Messrs. Shepard III (Chair), Dittenhafer, Kirkpatrick, Manahan III, and Szabatin, and Ms. Sigler. Each member of the Compensation and Benefits Committee is considered independent as defined in the NASDAQ corporate governance listing standards. The Compensation and Benefits Committee’s Charter is posted on the “Governance Documents”

section of the “Investor Relations” page of the Investors Savings Bank’s website at www.isbnj.com. The Committee met 8 times during fiscal 2007.

As noted in Compensation and Benefits Committee Charter, the purpose of the committee is to assist the Board in carrying out the Board’s overall responsibility relating to executive compensation, incentive compensation and non equity based benefit plans.

In furtherance of this purpose, this committee, among other things, shall:

•	Review and recommend to the Board for approval the Chief Executive Officer’s annual compensation, including salary, bonus, incentive and equity compensation;

•	Review and recommend to the Board the evaluation process and compensation structure for the Company’s executive officers and coordinate compensation determinations for all employees of the Company;

•	Review the Company’s incentive compensation and other stock-based plans and make changes in such plans as needed;

•	Review, as appropriate and in consultation with the Nominating and Corporate Governance Committee, director compensation and benefits;

In addition to these duties the committee shall assist the Board in recruiting and succession planning.

The Compensation and Benefits Committee retains responsibility for all compensation recommendations to the Board of Directors as to the executive officers. The Compensation and Benefits Committee may utilize information and bench marks from an independent compensation firm, and from other sources, to determine how executive compensation levels compare to those companies within or outside of the industry. The Compensation and Benefits Committee may review published data for companies of similar size, location and stage of development among other factors.

The basic elements of Investors Bancorp’s executive compensation program include base salary, annual cash bonus incentives, equity incentives and certain other benefit arrangements, such as retirement programs. The Compensation and Benefits Committee shall review and recommend to the Board for its approval the compensation payable to the Chief Executive Officer based on corporate financial performance against established goals and the Chief Executive Officer’s individual performance. The Compensation and Benefits Committee establishes corporate performance goals and individual goals for the Chief Executive Officer at the beginning of the year, and members of the Compensation and Benefits Committee meet with the Chief Executive Officer during the year to review progress against the goals. The Compensation and Benefits Committee also sets performance goals for, and determines the compensation payable to, the executive officers, including the named executive officers. The Chief Executive Officer provides the Compensation and Benefits Committee with performance assessments and compensation recommendations for each of the other executive officers. The Compensation and Benefits Committee considers those recommendations in arriving at its determinations.

The Compensation and Benefits Committee selected and engaged the services of GK Partners in fiscal 2007, as its independent compensation consultant, to assist it in evaluating executive compensation programs and in making determinations regarding executive officer compensation. The independent compensation consultant reports directly to the Compensation and Benefits Committee, is available to advise the Compensation and Benefits Committee and does not perform any services for Investors Bancorp’s management.

Compensation and Benefits Committee Interlocks and Insider Participation

Messrs. Shepard III, Dittenhafer, Kirkpatrick, Manahan III, and Szabatin, served as members of the Compensation and Benefits Committee in fiscal 2007. None of these directors, has ever been an officer or employee of Investors Bancorp, is an executive officer of another entity at which one of Investors Bancorp’s executive officers serves on the Board of Directors, or had any transactions or relationships with Investors Bancorp in fiscal 2007 requiring specific disclosures under Securities and Exchange Commission rules.

Ms. Sigler, who also served as a member of the Compensation and Benefits Committee in fiscal 2007, is neither an executive officer of another entity at which one of Investors Bancorp’s executive officers serves on the Board of Directors, nor had transactions or relationships with Investors Bancorp in fiscal 2007 requiring specific disclosures under Securities and Exchange Commission rules, however, she was an officer of Investors Savings Bank prior to her retirement in 1999.

Executive Compensation

Compensation Discussion and Analysis

Executive Compensation Philosophy

Investors Bancorp’s executive compensation program is designed to offer competitive cash and equity compensation and benefits that will attract, motivate and retain highly qualified and talented executives who will help maximize Investors Bancorp’s financial performance and earnings growth. Investors Bancorp’s executive compensation program is also intended to align the interests of its executive officers with stockholders by rewarding performance against established corporate financial goals, and by rewarding strong executive leadership and superior individual performance.

The compensation paid to each executive officer is based on the executive’s level of job responsibility, corporate financial performance measured against corporate financial targets, and an assessment of the executive’s individual performance. For more senior level executive officers, annual incentive compensation is linked to corporate financial performance because these executives are in leadership roles that can significantly impact corporate financial results.

The Compensation and Benefits Committee engaged GK Partners, an independent compensation consultant, in fiscal 2007 to compare Investors Bancorp’s executive compensation program to peer group data. The independent compensation consultant provided the Compensation and Benefits Committee with relevant competitive compensation program information using a peer group of 14 banking institutions. These included thrift and banking institutions with assets of $2 billion to $35 billion, having an asset mix similar to Investors Bancorp and doing business in the Northeast region of the United States. This peer group may be modified from year-to-year based on mergers and acquisitions within the industry or other relevant factors. The peer group currently consists of the 14 banking institutions identified below. Based on this peer group comparison, base salaries and cash incentives for certain of the named executive officers are positioned above the median of the range of this peer group. The Committee believes this is appropriate because it reflects a combination of the sustained individual performance by the named executive officers, their experience and tenure in office and employment market conditions in this geographic market.

The peer group companies are:

Valley National Bancorp — NJ
Dime Community Bancshares, Inc. — NY
New Alliance Bancshares, Inc. — CT
Hudson City Bancorp, Inc. — NJ
Kearny Financial Corp. — NJ
NBT Bancorp, Inc. — NY
First Niagara Financial Group, Inc. — NY
OceanFirst Financial Corp. — NJ
Northwest Bancorp, Inc. — PA
PennFed Financial Services Inc — NJ
Provident Bankshares Corp. — NY
Provident Financial Services Inc. — NJ
Astoria Financial Corp. — NY
Webster Financial Corp. — CT

Elements of Executive Compensation for 2007

The Compensation and Benefits Committee used a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual cash incentive compensation, equity incentive awards (such as stock option and restricted stock awards), a competitive benefits package, and perquisites.

Base Salary.  Executive officer base salary levels are evaluated by the Compensation and Benefits Committee on an annual basis. In general, salary ranges are developed considering the competitive base salary information furnished to the Compensation and Benefits Committee by the independent compensation consultant. Each executive officer’s base salary level is determined by the executive officer’s sustained individual performance, leadership, operational effectiveness, tenure in office, and experience in the industry and employment market conditions in this geographic market.

In establishing base salaries for calendar 2007, the Compensation and Benefits Committee considered Investors Bancorp’s financial performance and peer group and market-based industry salary data provided by the independent compensation consultant. While the Company met its established financial performance in calendar 2006 the Committee determined that no increases in base salary would be appropriate for Messrs. Cashill, Cummings, Cama and Ms. Byrnes in calendar 2007. There were two primary reasons for this decision. First, the Committee considered the fact these Executives were granted stock options and stock awards as part of the 2006 Investors Bancorp Equity Plan. The Committee also considered that the Executives would be granted additional compensation as part of the Cash Incentive Plan for calendar year 2006. The Compensation and Benefits Committee reviewed similar considerations for each of the other named executive officers and determined that no base salary increases were appropriate for Mr. Spengler, or any other senior officer for the calendar year 2007 for the same reasons as those described above.

Annual Cash Incentive Plan.  Annual cash incentive opportunities are provided to Investors Bancorp’s executives and other officers based upon the attainment of annual corporate financial targets and for certain officers, their individual performance. The Compensation and Benefits Committee assigns corporate financial targets and individual performance goals and a range of annual cash incentive award opportunities to each executive officer, or group of officers. The award opportunities are linked to a specific target and range of performance results for annual corporate financial performance and for attainment of certain individual goals. The cash incentive opportunities for Messrs. Cashill, Cummings, Cama and Ms. Byrnes are all linked to the attainment of an annual corporate financial target because these executives are in leadership roles that can significantly impact corporate financial results.

The Compensation and Benefits Committee established, and the Board of Directors approved, the Annual Cash Incentive Plan which provides for a cash incentive payment upon the attainment of established corporate financial targets and for certain officers, individual performance goals. The Committee’s decision to establish the plan was made in conjunction with the Company’s conversion to a public company because it felt strongly that executive compensation should be formally tied to the attainment of certain corporate financial targets and individual performance goals to more closely align the executive’s performance with providing value for its stockholders. The cash incentive payments made under the Annual Cash Incentive Plan during fiscal 2007 were based on the Company’s 2006 calendar year financial performance as compared to the 2006 calendar year financial targets established for net income at the beginning of the calendar year. A portion of the payment of incentive compensation payable to each executive officer, with the exception of Messrs. Cashill, Cummings, Cama and Ms. Byrnes, was also based on that executive’s performance against his or her 2006 individual performance goals, and could be made whether or not the corporate financial targets were met. The cash incentive payments for Messrs. Cashill, Cummings, Cama and Ms. Byrnes were based solely on whether the corporate financial targets were met due primarily to the fact that these executives are in leadership roles that can significantly impact corporate financial results.

For Messrs. Cashill, Cummings, Cama and Ms. Byrnes, 100% of the incentive payment was based on Investors Bancorp’s financial performance against the corporate financial targets while for Mr. Spengler, 50% of the incentive payment was based on Investors Bancorp’s financial performance against the corporate financial targets and 50% was based on his individual performance against his individual performance goals. The Annual Cash Incentive Plan established that cash incentive payments would be made if the Company’s

2006 calendar year financial performance met or exceeded 87% of the corporate financial targets (“Threshold”). The financial performance target established by the Committee was $22,500,000 (“Target”) in net income.

For Messrs. Cashill, Cummings, Cama and Ms. Byrnes incentive cash awards were a minimum of 15% of base salary upon the achievement of Threshold levels increasing to 35% of base salary for Maximum achievement. For Mr. Spengler incentive cash awards ranged from 10% of base salary to 30% of base salary.

Based on Investors Bancorp’s actual calendar year financial performance in 2006, net income was at a point between the Target and Maximum levels. As a result of the Compensation and Benefits Committee’s assessment of Investors Bancorp’s 2006 calendar financial performance against the corporate financial targets, and the assessment of certain named executive officer’s individual performance, the following cash incentive payments were made in fiscal 2007 under the Annual Cash Incentive Plan.

2006 Annual Cash Incentive Plan Payments

Cash
Executive Officer	Incentive ($)

Robert M. Cashill	344,753
Kevin Cummings	218,065
Domenick A. Cama	129,281
Doreen R. Byrnes	162,042
Richard S. Spengler	64,017

2006 Equity Incentive Plan (Stock Option and Stock Award Program).  At the October 24, 2006 Annual Meeting, the stockholders approved the Investors Bancorp, Inc. 2006 Equity Incentive Plan. Under this plan, individuals may receive awards of common stock and grants of options to purchase common stock. The Compensation and Benefits Committee believes that officer stock ownership provides a significant incentive in building stockholder value by further aligning the interests of officers and employees with stockholders. The importance of this component of compensation increases as Investors Bancorp’s common stock appreciates in value. In addition, stock option grants and stock awards vest over five years, thereby aiding retention.

On November 20, 2006, the Compensation Committee of the Board of Directors granted stock options and restricted stock awards to the executive officers of the Company listed below:

		Number of Shares
Executive Officer	Number of Options	of Restricted Stock

Robert M. Cashill	350,000	250,000
Kevin Cummings	450,000	125,000
Domenick A. Cama	400,000	110,000
Doreen R. Byrnes	225,000	90,000
Richard S. Spengler	200,000	80,000

The grants were made in accordance with the terms of the 2006 Equity Incentive Plan, which was approved by the stockholders at the October 24, 2006 annual meeting of stockholders. The Compensation and Benefits Committee engaged GK Partners, an independent compensation consultant, in fiscal 2007 to assess the Committee’s recommendations for granting stock options and restricted stock awards to the named executive officers. The Committee considered each executive officer’s role and position in determining the amount of restricted stock awards and stock options the executive would receive to more closely align the executive’s compensation with his or her impact in creating value for its stockholders. The Committee also considered the executive’s past contributions, their individual role in completing the conversion to a public company in 2005 and the role the executive would play in the Company’s future. The executive officer’s sustained individual performance, leadership, operational effectiveness, tenure in office, and experience in the industry and employment market conditions in this geographic market were additional factors the Committee considered. The Committee also reviewed survey data regarding awards made to executive officers of other companies that had undertaken a mutual to stock public offering. GK Partners concluded that the Committee’s recommendations for the awards were fair and reasonable and intended to align the economic interest of the named executive officers with that of other stockholders consistent with prevailing executive compensation practices in the competitive marketplace for similarly situated public companies.

The options vest in equal installments over a five-year period, commencing November 20, 2007, one year from the date of the grant and have an exercise price of $15.25 per share, which was the closing market price/last sale price of the Company’s common stock on November 20, 2006, the date of the grant. The restricted stock awards also vest in equal installments over a five-year period, commencing November 20, 2007, one year from the date of the grant. The vesting of the options and restricted stock awards accelerate upon death or disability, retirement, involuntary termination of employment following a change in control, and upon consummation of a second step conversion of Investors Bancorp. The grants have other terms and conditions consistent with the 2006 Equity Incentive Plan. Including the options and restricted stock shares granted with respect to the above-named officers, a total of 3,080,000 options and 1,120,000 shares of restricted stock were granted to officers and employees and service vendors of the Company. These totals represent 77% of the stock options and 70% of the restricted shares available to management for granting purposes.

Benefits.  Investors Bancorp provides its executives with medical and dental, disability insurance and group life insurance coverage consistent with the same benefits provided to all of its full-time employees. Similarly, the named executive officers are participants in the Employee Stock Ownership Plan and 401(k) Plan offered to all full-time employees. Post-retirement medical benefits are available to all active employees employed before April 1991. Additionally, Investors Savings Bank sponsors a long-term care program for all of its executive officers, directors, senior vice presidents and their spouses or spousal equivalents. Executive and senior officers become eligible to participate in the long-term care program upon attainment of their eligible position. Each individual policy is owned by the covered person. Investors Savings Bank pays all premiums under the long term care program but will stop paying premiums in the event of the participant’s (i) termination for cause, (ii) retirement, (iii) relocation outside of the country, or (iv) death. Spousal coverage will be terminated upon (i) a participant’s termination or retirement, (ii) divorce from the participant, (iii) the participant no longer qualifying for coverage, (iv) the spouse’s permanent relocation outside of the country, or (v) death. Participants who cannot be insured through an insurance company under the long-term care program will be self-insured by Investors Savings Bank.

Supplemental ESOP and Retirement Plan.  Investors Savings Bank maintains the Supplemental ESOP and Retirement Plan (the “Plan”). The Plan is intended to compensate executives participating in the Investors Savings Bank Retirement Plan (the “Retirement Plan”) and the Investors Savings Bank Employee Stock Ownership Plan (the “ESOP”) whose contributions or benefits are limited by Sections 415 or 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”). As of June 30, 2007, Messrs. Cashill, Cummings, and Cama were participating in the Plan. Ms. Byrnes was a participant until her retirement on March 1, 2007, at which time she became eligible to receive payments under this plan. The Plan provides benefits attributable to participation in the Retirement Plan equal to the excess, if any, of the vested accrued benefit to which the executive would be entitled under the Retirement Plan, determined without regard to the limitation of Sections 415 or 401(a)(17) of the Code, over the vested accrued benefit to which the executive is entitled under the Retirement Plan (the “Supplemental Retirement Plan Benefit”). The Plan also provides benefits attributable to participation in the ESOP equal to the difference between the allocation of shares of stock the executive would have received under the ESOP without regard to the tax law limitations, and the number of shares of stock that are actually allocated as a result of the tax law limits (the “Supplemental ESOP Benefit”). The Supplemental ESOP Benefit under the Plan will be credited in phantom shares of stock. Each year, the dollar amount of earnings on the phantom shares deemed allocated to each participant’s account will be converted into phantom shares and credited to each participant’s account.

The executive’s vested interest in the Supplemental Retirement Plan Benefit and in the Supplemental ESOP Benefit under the Plan will be the same as such executive’s vested percentage under the Retirement Plan and under the ESOP, respectively. Supplemental Retirement Plan Benefits under the Plan will be payable upon early or normal retirement (as defined in the Retirement Plan) or other termination of employment of the participant in the form elected by the participant, subject to the requirements of Section 409A of the Code.

Supplemental ESOP Benefits under the Plan will be payable in cash upon the executive’s “separation from service” (as defined under Section 409A of the Code), disability or death, subject to the requirements of Section 409A of the Code.

Executive Supplemental Retirement Wage Replacement Plan.  Investors Savings Bank maintains an Executive Supplemental Retirement Wage Replacement Plan (“Wage Replacement Plan”) that is designed to provide named executives with annual income in the form of a single life annuity generally equal to 60% of such executive’s highest average annual base salary and bonus (over a consecutive 36-month period within the last 120 consecutive calendar months of employment) reduced by the sum of the benefits provided under the existing tax-qualified defined benefit pension plan and the annuitized value of his or her benefits payable from the defined benefit pension portion of the Supplemental ESOP and Retirement Plan sponsored by Investors Savings Bank. Upon termination of employment at or after the normal retirement age (age 65) with at least 120 months of employment, a participant is entitled to a normal retirement annual benefit equal to 60% of the participant’s high three-year average salary. If the participant retires before completion of 120 months of employment, his or her annual retirement benefit at the normal retirement age will be equal to the normal retirement annual benefit multiplied by the ratio that the participant’s actual months of employment bears to 120 months. The retirement benefit calculated under the Wage Replacement Plan would be reduced by the sum of the annuitized value of the benefits provided under the tax-qualified defined benefit pension plan and the annuitized value of the benefit payable to the participant under the defined benefit pension portion of the Supplemental ESOP and Retirement Plan.

Upon termination of employment on or after attaining age 55, the participant’s accrued benefit payable as an early retirement benefit will be equal to the benefit at the normal retirement age, reduced by 2% for each year prior to age 65; however, if the participant terminates employment on or after attaining age 55 with 25 years of vesting service, his or her accrued benefit will not be reduced. In the event of termination of a participant’s employment coincident with or within three years following a change in control, the participant will be entitled to a benefit calculated as an early retirement benefit or a normal retirement benefit, as applicable. For these purposes, a participant with less than 120 months of employment will be entitled to a benefit calculated as if the participant had 120 months of employment and, a participant who has not yet attained age 55 will be deemed to have attained age 55.

A participant may defer payment of his or her benefits, in which case his or her annual retirement benefit payable at age 65 will be increased by 0.8% for each month of deferment after age 65. If a participant dies while in active service, a survivor benefit, calculated as if the participant had lived until his normal retirement date, will be payable to the participant’s beneficiary. Upon termination of employment due to disability, the participant will be entitled to a disability retirement benefit at age 65.

At June 30, 2007, Messrs. Cashill, Cummings, and Cama were participants in the Wage Replacement Plan. Ms. Byrnes was a participant until her retirement on March 1, 2007, at which time she became eligible to receive payments under this plan.

Perquisites.  The Compensation and Benefits Committee believes that perquisites should be provided on a limited basis, and only to the most senior level of executive officers. The following perquisites are currently provided for Messrs. Cashill, Cummings and Cama: club membership, automobile allowance and eligibility for an annual medical examination.

Elements of Post-Termination Benefits

Employment Agreements.  Investors Bancorp entered into employment agreements with each of Messrs. Cashill, Cummings, and Mr. Cama. Each of these agreements has an initial term of three years. Unless notice of non-renewal is provided, the agreements renew annually. The executive’s employment may be terminated for just cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Each of the executives is entitled to severance payments and benefits in the event of his or her termination of employment under specified circumstances. In the event the executive’s employment is terminated for reasons other than for just cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (1) the failure to elect or reelect or to appoint or reappoint the executive to his executive position, (2) a material change in the executive’s functions, duties, or responsibilities, which change would cause the executive’s position to become one of lesser responsibility, importance or scope, (3) the liquidation or dissolution of Investors Bancorp or Investors Savings Bank, (4) a change in control of Investors Bancorp or (5) a breach of the employment agreement by Investors Bancorp, the executive would be entitled to a severance payment equal to three times the sum of the executive’s base salary and the highest rate of bonus awarded to the executive during the prior three years, payable in a lump sum. In addition, the executive would be entitled to, at Investors Bancorp’s sole expense, the continuation of nontaxable life, medical, dental and disability coverage for 36 months after termination of the agreement. The executive would also receive a lump sum payment of the excess, if any, of the present value of the benefits he would be entitled to under the defined benefit pension plan if he had continued working for Investors Bancorp for 36 months over the present value of the benefits to which he is actually entitled as of the date of termination.

Should the executive become disabled, Investors Bancorp would continue to pay the executive his base salary for the longer of the remaining term of the agreement or one year, provided that any amount paid to the executive pursuant to any disability insurance would reduce the compensation he would receive. In the event the executive dies while employed by Investors Bancorp, the executive’s estate will be paid the executive’s base salary for one year and the executive’s family will be entitled to continuation of medical and dental benefits for one year after the executive’s death. The employment agreement terminates upon retirement (as defined therein), and the executive would only be entitled to benefits under any retirement plan of Investors Bancorp and other plans to which the executive is a party.

The employment agreements also provide for indemnification against any excise taxes which may be owed by the executive for any payments made in connection with a change in control that would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code. The indemnification payment would be the amount necessary to ensure that the amount of such payments and the value of such benefits received by the executive equals the amount of such payments and the value of such benefits the executive would have received in the absence of such excise tax, including any federal, state and local taxes on Investors Bancorp’s payment to the executive attributable to such taxes.

Investors Bancorp has also entered into an employment agreement with Richard Spengler and five other senior officers, and each of these agreements have a two-year term. Unless notice of non-renewal is provided, the agreements renew annually. The officer’s employment may be terminated for just cause at any time, in which event the officer would have no right to receive compensation or other benefits for any period after termination. In the event the officer’s employment is terminated for reasons other than for just cause, disability or retirement, or in the event the officer resigns during the term of the agreement for any of the same reasons as specified under the three-year employment agreements referenced above, the officer would be entitled to a severance payment equal to 1.5 times his highest rate of base salary and the highest rate of bonus awarded to the officer during the prior two years, payable in a lump sum. In addition, the officer would be entitled, at Investors Bancorp’s sole expense, to the continuation of life, nontaxable medical, dental and disability coverage for 18 months after termination of the agreement. The officer would also receive a lump sum payment of the excess, if any, of the present value of the benefits he or she would be entitled to under the defined benefit pension plan if he or she had continued working for Investors Bancorp for 18 months over the present value of the benefits to which he or she is actually entitled as of the date of termination. The officer would be entitled to no additional benefits under the employment agreement upon retirement at age 65. In the event payments to the officer include an “excess parachute payment” as defined in the Internal Revenue Code, payments would be reduced in order to avoid this result.

ISB Mortgage Company, LLC has employment agreements with its two executive officers. In the event of termination of the employment agreement by ISB Mortgage Company, LLC, the employee will be entitled to all accrued but unpaid salary, incentive compensation and bonus. In the event the employee is terminated for good cause or in the event of voluntary termination by the employee, the employee will receive his accrued but unpaid salary.

Change-in-Control Agreements.  Investors Bancorp entered into change-in-control agreements with its officers at the level of first vice president or higher who are not entering into employment agreements, which would provide certain benefits in the event of a termination of employment following a change in control of Investors Bancorp or Investors Savings Bank. Each of the change-in-control agreements provides for a term of two years. Commencing on each anniversary date, the agreements renew for an additional year so that the remaining term will be two years, subject to termination by the Board of Directors or notice of non-renewal. The change-in-control agreements enable Investors Bancorp to offer to designated officers certain protections against termination without just cause in the event of a change in control (as defined in the agreements).

Following a change in control of Investors Bancorp or Investors Savings Bank, an officer is entitled under the agreement to a payment if the officer’s employment is terminated during the term of such agreement, other than for just cause, or if the officer voluntarily terminates employment during the term of such agreement as a result of a demotion, loss of title, office or significant authority (in each case, other than as a result of the fact that either Investors Savings Bank or Investors Bancorp is merged into another entity in connection with a change in control and will not operate as a stand-alone, independent entity), reduction in his annual compensation or benefits, or relocation of his or her principal place of employment by more than 30 miles from its location immediately prior to the change in control. In the event an officer who is a party to a change-in-control agreement is entitled to receive payments pursuant to the change-in-control agreement, he will receive a cash payment equal to 1.5 times his or her highest rate of base salary and the highest rate of bonus awarded to the officer during the prior two years, payable in a lump sum. In addition to the cash payment, each covered officer is entitled to receive life, medical, and dental coverage for a period of 18 months from the date of termination. Notwithstanding any provision to the contrary in the change-in-control agreement, payments are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Other Matters

Executive Stock Ownership Requirements.  The Board believes Executive Officers (defined as the Chief Executive Officer and Executive Vice Presidents) should have a financial investment in the Company to further align their interests with stockholders. Executive Officers are expected to own at least $100,000 in common stock value (excluding stock options), except for the Chief Executive Officer, who is expected to own at least $500,000 in common stock value, within four years of becoming an officer. Each of the named executives currently meets or exceeds these requirements.

Tax Deductibility of Executive Compensation.  Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit. Stock option grants are intended to qualify as performance-based compensation.

The Compensation and Benefits Committee does not have a formal policy with respect to the payment of compensation in excess of the deduction limit. The Compensation and Benefits Committee’s practice is to structure compensation programs offered to the named executive officers with a view to maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including the Company’s tax position, the materiality of the payment and tax deductions involved and the need for flexibility to address unforeseen circumstances and the Company’s incentive and retention requirement for its management personnel. After considering these factors, the Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes.

For fiscal 2007, compensation paid to Mr. Cashill exceeded the deduction limit. The Compensation and Benefits Committee does not believe the provisions of Section 162(m) will materially affect the results of operations of Investors Bancorp.

COMPENSATION AND BENEFITS COMMITTEE REPORT

Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation and Benefits Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Investors Bancorp specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation and Benefits Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Summary of Executive Compensation

The following table sets forth for the fiscal year ended June 30, 2007 certain information as to the total remuneration paid to Mr. Cashill, who serves as Chief Executive Officer, Mr. Cama, who serves as Chief Financial Officer, and the other most highly compensated executive officers of Investors Bancorp, Inc. or Investors Savings Bank, other than Mr. Cashill and Mr. Cama. The amounts reported under the stock awards and option awards columns include grants of stock awards and stock options made in November 2006 in connection with Investors Bancorp, Inc.’s 2006 Equity Incentive Plan.

SUMMARY COMPENSATION TABLE

						Change in
						Pension
						Value and
					Non-equity	Nonqualified
					Incentive	Deferred	All
			Stock	Option	Plan	Compensation	Other
Name and Principal	Fiscal		Awards	Awards	Compensation	Earning	Compensation
Position	Year	Salary ($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Total ($)

Robert M. Cashill,	2007	1,000,008	470,208	180,005	172,377	1,618,666	58,688	3,499,952
President and Chief Executive Officer
Kevin Cummings,	2007	632,532	235,104	231,435	109,033	194,987	37,475	1,440,566
Executive Vice President and Chief Operating Officer
Domenick Cama,	2007	375,000	206,892	205,720	64,641	137,411	22,026	1,011,690
Executive Vice President and Chief Financial Officer
Doreen Byrnes,	2007	307,311	169,275	115,718	81,021	1,042,755	20,467	1,736,547
Executive Vice
President(6)
Richard Spengler,	2007	215,004	150,467	102,860	32,009	26,000	13,153	539,493
Senior Vice President

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with FAS 123(R), of restricted stock awards pursuant to the 2006 Equity Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 13 to Investors Bancorp’s audited financial statements for the fiscal year ended June 30, 2007 included in Investors Bancorp’s Annual Report on Form 10-K.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, for the fiscal year ended June 30, 2007, in accordance with FAS 123(R), of stock option awards pursuant to the 2006 Equity Incentive Plan. Assumptions used in the calculation of this amount are included in footnote 13 to Investors Bancorp’s audited financial statements for the fiscal year ended June 30, 2007 included in Investors Bancorp’s Annual Report on Form 10-K.

(3)	The amounts in this column represent the amount earned during fiscal 2007 pursuant to the Annual Cash Incentive Plan for calendar 2006.

(4)	The amounts in this column reflect the actuarial increase in the present value at June 30, 2007 compared to June 30, 2006, of the named executive officer’s benefits under all defined benefit pension plans, and supplemental plans, determined using interest rate and mortality rate assumptions consistent with those used in Investors Bancorp’s financial statements and includes amounts for which the named executive officer may not currently be entitled to receive because such amounts are not vested.

(5)	The amounts in this column represent the total of all perquisites, employee benefits and employer contributions to defined contribution plans. Amounts are reported separately under the “All Other Compensation” and “Perquisites” tables below.

(6)	On February 2, 2007 Investors Bancorp and Investors Savings Bank announced the retirement of Doreen Byrnes, Executive Vice President, Human Resources.

ALL OTHER COMPENSATION

			Dividends	Company
		Perquisites	on	Contribution
		and Other	Unvested	on Employee	Company
		Personal	Stock	Medical and	Contributions
		Benefits	Awards	Insurance	to Retirement and
Name	Fiscal Year	($)	($)	Benefits ($)(1)	401(k) Plans ($)	Total ($)

Robert M. Cashill	2007	38,145	—	15,960	4,583	58,688
Kevin Cummings	2007	17,949	—	6,875	12,651	37,475
Domenick A. Cama	2007	9,492	—	5,659	6,875	22,026
Doreen R. Byrnes	2007	12,154	—	4,788	3,525	20,467
Richard S. Spengler	2007	3,131	—	4,109	5,913	13,153

(1)	Excluded from this amount are medical and dental benefits as Investors Savings Bank pays for these benefits on a claims submitted basis.

PERQUISITES

							Total
							Perquisites
			Long		Tax	Executive	and Other
		Automobile	Term	Club	Imdemni-	Health	Personal
	Fiscal	Allowance	Care	Dues	fication	Exam	Benefits
Name	Year	($)	($)(1)	($)	($)	($)	($)

Robert M. Cashill	2007	7,772	9,120	—	21,253	—	38,145
Kevin Cummings	2007	9,124	8,270	555	—	—	17,949
Domenick A. Cama	2007	6,524	2,066	902	—	—	9,492
Doreen R. Byrnes	2007	3,111	4,774	1,369	2,900	—	12,154
Richard S. Spengler	2007	—	3,131	—	—	—	3,131

(1)	Amount for Ms. Byrnes includes premiums paid up until her retirement on March 1, 2007.

Plan-Based Awards.  The following table sets forth certain information as to grants during 2006 of plan-based awards to the named executive officers.

GRANTS OF PLAN BASED AWARDS TABLE FOR FISCAL YEAR 2007

					All Other Stock	All Other Option		Grant Date Fair
		Estimated Future Payouts			Awards: Number	Awards: Number	Exercise or	Value of Stock
		Under Non-Equity Incentive Plan Awards			of Shares	of Securities	Base Price of	and Option
		Threshold	Target	Maximum	or Units	Underlying Options	Option Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	($/Sh)	($)(1)

Robert M. Cashill	3/21/2006	150,001	250,002	350,003	—	—	—	—
	11/20/2006	—	—	—	250,000	350,000	15.25	5,272,000
Kevin Cummings	3/21/2006	94,880	158,133	221,386	—	—	—	—
	11/20/2006	—	—	—	125,000	450,000	15.25	3,782,750
Domenick A. Cama	3/21/2006	56,250	93,750	131,250	—	—	—	—
	11/20/2006	—	—	—	110,000	400,000	15.25	3,345,500
Doreen R. Byrnes	3/21/2006	70,504	117,507	164,510	—	—	—	—
	11/20/2006	—	—	—	90,000	225,000	15.25	2,310,750
Richard S. Spengler(2)	3/21/2006	21,500	43,001	64,501	—	—	—	—
	11/20/2006	—	—	—	80,000	200,000	15.25	2,054,000

(1)	The amounts in this column reflect the dollar amount of the full grant date value used to determine the annual expense to be recognized for financial statement reporting purposes each year, in accordance with FAS 123(R), of restricted stock awards option awards pursuant to the 2006 Equity Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 13 to Investors Bancorp’s audited financial statements for the fiscal year ended December 31, 2006 included in Investors Bancorp’s Annual Report on Form 10-K.

(2)	Estimated future payouts under non-equity incentive plan awards for Mr. Spengler assume 100% achievement of his individual personal performance goals.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of June 30, 2007 for the named executive officers.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2007

	Option Awards				Stock Awards
						Market
						Value of
	Number of	Number of			Number of	Shares or
	Securities	Securities			Shares or	Units of
	Underlying	Underlying	Option		Units of	Stock That
	Unexercised	Unexercised	Exercise	Option	Stock That	Have Not
	Options (#)	Options (#)	Price	Expiration	Have Not	Vested
Name	Exercisable	Unexercisable	($)	Date(1)	Vested (#)	($)(2)

Robert M. Cashill	—	350,000	15.25	11/20/16	250,000	3,357,500
Kevin Cummings	—	450,000	15.25	11/20/16	125,000	1,678,750
Domenick A. Cama	—	400,000	15.25	11/20/16	110,000	1,477,300
Doreen R. Byrnes	—	225,000	15.25	11/20/16	90,000	1,208,700
Richard S. Spengler	—	200,000	15.25	11/20/16	80,000	1,074,400

(1)	Stock options expire 10 years after the grant date.

(2)	This amount is based on the fair market value of Investors Bancorp common stock on June 30, 2007 of $13.43.

Option Exercised And Stock Vested

None of the Company’s named executive officers exercised any stock options during the fiscal year ended June 30, 2007. None of the stock awards vested during the fiscal year ended June 30, 2007.

Defined Benefit Pension Plan.  Investors Savings Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions, formerly known as the Financial Institutions Retirement Fund, which is a qualified, tax-exempt defined benefit plan (the “Retirement Plan”). All employees age 21 or older who have completed one year of employment with Investors Savings Bank are eligible for participation in the Retirement Plan; however, only employees who have been credited with 1,000 or more hours of service with Investors Savings Bank are eligible to accrue benefits under the Retirement Plan. Investors Savings Bank annually contributes an amount to the plan necessary to satisfy the minimum funding requirements established under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Effective January 1, 2006, the retirement benefit formula under the Retirement Plan was modified to provide for a nonintegrated unit accrual formula with an annual accrual rate of 1.25% of the participant’s high 5-year average salary with a 30-year salary cap. A participant’s average annual compensation is the average annual compensation over the 5 consecutive calendar years out of the last 10 calendar years in which the participant’s compensation was the greatest, or over all calendar years if less than 5. This modification to the benefit accrual formula constitutes a significant reduction in the rate of future benefit accruals. However, any benefits accrued up to the modification date are preserved.

The regular form of retirement benefit is a straight life annuity (if single) and a joint and survivor annuity (if married). However, various alternative forms of joint and survivor annuities may be selected instead. If a participant dies while in active service and after having become fully vested, a qualified 100% survivor benefit will be payable to the participant’s beneficiary. Benefits payable upon death may be paid in a lump sum, installments, or in the form of a life annuity. Upon termination of employment due to disability, the participant will be entitled to a disability retirement benefit at age 65.

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the pension plan determined using interest rate and mortality rate assumptions consistent with those used in Investors Bancorp’s financial statements.

PENSION BENEFITS AT OR FOR THE YEAR ENDED JUNE 30, 2007

		Number of Years	Present Value
		Credited Service	of Accumulated	Payments During Last
Name	Plan Name	(#)(1)	Benefit ($)(2)	Fiscal Year ($)

Robert M. Cashill	Investors Savings Bank Pension Plan	6	581,000	—
Kevin Cummings	Investors Savings Bank Pension Plan	3	58,000	—
Domenick A. Cama	Investors Savings Bank Pension Plan	16	184,000	—
Doreen R. Byrnes	Investors Savings Bank Pension Plan	27	1,228,000	21,000
Richard S. Spengler	Investors Savings Bank Pension Plan	23	135,000	—

(1)	The number of years of credited service represents all years of service including years following the change in benefit formula on January 1, 2006. For Messrs. Cama and Spengler credited service years include qualified years served at another institution that participated in the Pentegra Defined Benefit Plan for Financial Institutions.

(2)	The figures shown are determined as of the plan’s measurement date of June 30, 2007 for purposes of Investors Bancorp, Inc.’s audited financial statements. For mortality, discount rate and other assumptions used for this purpose, please refer to note 13 in the audited financial statements included in the 2007 Annual Report on Form 10-K.

Nonqualified Deferred Compensation.  The following table sets forth information with respect to the nonqualified deferred compensation plans at and for the year ended June 30, 2007 for the named executive officers.

NONQUALIFIED DEFERRED COMPENSATION AT OR FOR THE YEAR ENDED JUNE 30, 2007

		Executive	Registrant	Aggregate		Aggregate
		Contributions	Contributions	Earnings		Balance
		in Last	in Last	in Last	Aggregate	at Last
		Fiscal	Fiscal	Fiscal	Withdrawals/	Fiscal
		Year	Year	Year	Distributions	Year-End
Name	Plan Name	($)	($)(1)	($)(2)	($)	($)(3)

Robert M. Cashill	Supplemental ESOP Plan	—	77,422	(756)	—	162,035
	Supplemental Retirement and Wage Replacement Plan	—	—	1,476,000	—	3,974,000

Kevin Cummings	Supplemental ESOP Plan	—	39,366	(378)	—	81,742
	Supplemental Retirement and Wage Replacement Plan	—	—	143,000	—	289,000

Domenick A. Cama	Supplemental ESOP Plan	—	13,511	(100)	—	24,718
	Supplemental Retirement and Wage Replacement Plan	—	—	95,000	—	156,000

Doreen R. Byrnes	Supplemental ESOP Plan	—	23,211	(456)	—	74,188
	Supplemental Retirement and Wage Replacement Plan	—	—	319,000	—	1,297,000

Richard S. Spengler	Supplemental ESOP Plan	—	—	—	—	—
	Supplemental Retirement and Wage Replacement Plan	—	—	2,000	—	3,000

(1)	The value of the non-qualified Supplemental ESOP contribution made in fiscal 2007 is based on the fair market value of Investors Bancorp common stock on June 30, 2007 of $13.43.

(2)	The aggregate earnings for the non-qualified Supplemental Executive Retirement and Wage Replacement Plan reflect the change in accumulated benefits from June 30, 2006 to June 30, 2007. The aggregate earnings for the non-qualified Supplemental ESOP Plan reflect the change in value of phantom shares issued in fiscal 2006 based on the fair market value of Investors Bancorp common stock in June 30, 2007 of $13.43.

(3)	The aggregate balance reported for the Supplemental Retirement and Wage Replacement Plan is the value of account balances under Supplemental Executive Retirement Plan and the Wage Replacement Plan. The aggregate balances reported for the Supplemental ESOP Plan are based on the market value of Investors Bancorp common stock on June 30, 2007 of $13.43.

Potential Payments Upon Termination or Change in Control.  Investors Bancorp has entered into three-year employment agreements with Messrs. Cashill, Cummings and Cama, and a two-year employment agreement with Mr. Spengler. The tables below reflect the amount of compensation to each of the named executive officers of Investors Bancorp pursuant to such individual’s employment agreement, as applicable, in the event of termination of such executive’s employment. No payments are required due to a voluntary termination under the employment agreements (prior to a change in control). The amount of compensation payable to each named executive officer upon involuntary not-for-cause termination, termination following a change of control and in the event of disability (with respect to employment agreements) is shown below. The amounts shown assume that such termination was effective as of June 30, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts shown relating to unvested options and stock awards are based on the fair market value of Investors Bancorp common stock on June 30, 2007 of $13.43. Using that fair market value, all unvested options have no value. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Investors Bancorp.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF JUNE 30, 2007

	Mr. Cashill	Mr. Cummings	Mr. Cama	Mr. Spengler

Retirement(1)
Retiree Health/Life Insurance	—	—	—	—
Stock Option Vesting	—	—	—	—
Restricted Stock Vesting	—	—	—	—
Early Retirement(1)
Retiree Health/Life Insurance	—	—	—	—
Stock Option Vesting	—	—	—	—
Restricted Stock Vesting	—	—	—	—
Disability
Salary Continuation(2)	2,386,972	1,284,544	511,948	166,132
Stock Option Vesting	—	—	—	—
Restricted Stock Vesting	3,357,500	1,678,750	1,477,300	1,074,400
Other benefits(3)	12,651	7,834	7,994	3,467
Death
Salary Continuation	1,000,008	632,532	375,000	215,004
Stock Option Vesting	—	—	—	—
Restricted Stock Vesting	3,357,500	1,678,750	1,477,300	1,074,400
Other benefits(3)	146	149	146	149
Discharge w/o Cause or Resignation w/Good Reason — no Change in Control
Stock Option Vesting	—	—	—	—
Restricted Stock Vesting	3,357,500	1,678,750	1,477,300	1,074,400
Salary and Cash Incentive	4,034,283	2,551,791	1,512,843	418,532
Other benefits(3)	35,380	32,841	37,447	10,401
Excess Pension Benefit	2,538,680	777,237	396,393	49,367
Discharge w/o Cause or Resignation w/Good Reason — Change in Control — related
Stock Option Vesting	—	—	—	—
Restricted Stock Vesting	3,357,500	1,678,750	1,477,300	1,074,400
Salary and Cash Incentive	4,034,283	2,551,791	1,512,843	418,532
Other benefits(3)	35,380	32,841	37,447	10,401
Excess Pension Benefit	2,538,680	777,237	396,393	49,367
Tax Indemnification Payment	2,473,425	1,037,017	800,595	—

(1)	As of June 30, 2007, none of the named executives were eligible for retirement or early retirement. The Company has announced Mr. Cashill will retire effective December 31, 2007, at which time he will be eligible for retirement benefits.

(2)	Upon disability, the named executive is entitled to three years salary. Such benefit is reduced by the amount paid by the insurance companies under disability policies.

(3)	Other benefits include amounts for benefits in effect prior to termination; life, medical, dental, disability and long term care, and is calculated based on the terms specified in the employment agreements. The Company pays medical and dental on a claims basis, therefore, no amount pertaining to medical and dental coverage are include in this calculation.

(4)	The employment agreements in effect provide that Investors Bancorp will pay the excess, if any of: the present value of benefits to which the named executive would be entitled to under the defined benefit plans if he had continued working for the company for, 36 months in the case if Messrs. Cashill, Cummings and Cama, and 18 months for Mr. Spengler, and the present value of the benefits which he is actually entitled.

Director Compensation

Elements of Director Compensation

Director Fees.  Each of the individuals who serve as a director of Investors Bancorp also serves as a director of Investors Savings Bank. The non-employee directors of Investors Bancorp and Investors Savings Bank are compensated separately for service on each entity’s board. Each non-employee director of Investors Bancorp is paid a monthly retainer of $2,000 ($4,000 per month for the Chairman), and $1,500 for each committee meeting attended ($2,500 for the Audit Committee). The Chairman of the Audit Committee and the Chairman of the Compensation and Benefits Committee are paid an annual retainer of $8,500. Each non-employee director of Investors Savings Bank is paid a monthly retainer of $4,000 ($8,000 per month for the Chairman), $2,100 for each Board meeting attended ($4,200 per meeting for the Chairman) and $1,500 for each committee meeting attended.

2006 Equity Incentive Plan (Stock Option and Stock Award Program).  At the October 24, 2006 Annual Meeting, the stockholders approved the Investors Bancorp, Inc. 2006 Equity Incentive Plan. The Compensation and Benefits Committee engaged GK Partners, an independent compensation consultant, in fiscal 2007 to assess the Committee’s recommendations for granting stock options and restricted stock awards to non-employee directors. In determining the amount of restricted stock awards and stock options non-employee directors would receive, the Compensation and Benefits Committee considered the Board’s role in setting the strategic direction for the Company, most notably, their role in completing the conversion to a public company in 2005. The Committee also considered the directors’ past contributions, their industry knowledge, their financial expertise and the role they would play in the Company’s future. The Committee also reviewed survey data regarding awards made to directors of other companies that had undertaken a mutual to stock public offering. GK Partners concluded that the Committee’s recommendations for the awards were fair and reasonable and intended to align the economic interest of the directors with that of other stockholders consistent with prevailing director compensation practices in the competitive marketplace for similarly situated public companies.

On November 20, 2006 the Compensation and Benefits Committee of the Board of Directors granted stock options and restricted stock awards to non-employee directors of the Company. The options vest in equal installments over a five-year period, commencing one year from the date of the grant (November 20, 2007) and have an exercise price of $15.25 per share, which was the closing market price/last sale price of the Company’s common stock on November 20, 2006, the date of the grant. The restricted stock awards also vest in equal installments over a five-year period, commencing one year from the date of the grant (November 20, 2007). The vesting of the options and restricted stock awards accelerate upon death or disability, retirement, involuntary termination of service following a change in control, and upon consummation of a second step conversion of Investors Bancorp. The grants have other terms and conditions consistent with the 2006 Equity Incentive Plan. A total of 1,367,401 stock options and 546,959 shares of restricted stock were granted the directors of the Company. These totals represent 80% of the stock options and restricted shares available to directors for granting purposes.

The total restricted stock awards granted to non-employee directors are shown below:

				Outstanding,
				Unvested
				Restricted
		Total Grant	Grant Date	Stock as of
		of Restricted	Fair Share	June 30,
Name	Grant Date	Stock (#)	Value(1) ($)	2007 (#)

Patrick J. Grant	11/20/2006	78,137	1,191,589	78,137
Brian D. Dittenhafer	11/20/2006	78,137	1,191,589	78,137
John A. Kirkpatrick	11/20/2006	78,137	1,191,589	78,137
Vincent D. Manahan III	11/20/2006	78,137	1,191,589	78,137
Joseph H. Shepard III	11/20/2006	78,137	1,191,589	78,137
Rose Sigler	11/20/2006	78,137	1,191,589	78,137
Stephen J. Szabatin	11/20/2006	78,137	1,191,589	78,137

(1)	The amounts in this column reflect the dollar amount of the full grant date value used to determine the annual expense to be recognized for financial statement reporting purposes each year, in accordance with FAS 123(R), of restricted stock awards pursuant to the 2006 Equity Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 13 to Investors Bancorp’s audited financial statements for the fiscal year ended June 30, 2007 included in Investors Bancorp’s Annual Report on Form 10-K.

The aggregate total stock option grants to non-employee directors are shown below:

						Outstanding
						Unexercised
						Stock Options
				Exercise	Grant Date	as of
	Grant	Expiration	Stock	Price	Fair Value(1)	June 30,
Name	Date	Date	Options (#)	($)	($)	2007 (#)

Patrick J. Grant	11/20/06	11/20/16	195,343	15.25	814,580	195,343
Brian D. Dittenhafer	11/20/06	11/20/16	195,343	15.25	814,580	195,343
John A. Kirkpatrick	11/20/06	11/20/16	195,343	15.25	814,580	195,343
Rose Sigler	11/20/06	11/20/16	195,343	15.25	814,580	195,343
Vincent D. Manahan III	11/20/06	11/20/16	195,343	15.25	814,580	195,343
Joseph H. Shepard III	11/20/06	11/20/16	195,343	15.25	814,580	195,343
Stephen J. Szabatin	11/20/06	11/20/16	195,343	15.25	814,580	195,343

(1)	The amounts in this column reflect the dollar amount of the full grant date value used to determine the annual expense to be recognized for financial statement reporting purposes each year, in accordance with FAS 123(R), of stock option awards pursuant to the 2006 Equity Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 13 to Investors Bancorp’s audited financial statements for the fiscal year ended June 30, 2007 included in Investors Bancorp’s Annual Report on Form 10-K.

Director Benefits.  The Board of Directors establishes non-employee director compensation based on recommendations of the Nominating and Corporate Governance Committee. In 2006, the Nominating and Corporate Governance Committee engaged the services of GK Partners to assist it in a review of director compensation. Compensation paid to non-employee directors was based on recommendations arising from that review. The Nominating and Corporate Governance Committee recommended no changes to the compensation payable to non-employee directors for calendar 2007.

Additionally, Investors Savings Bank sponsors a long-term care program for all of its directors and their spouses or spousal equivalents. Directors become eligible to participate after one year of service either on the Board of Directors, through past employment or as counsel prior to becoming a director. Each individual policy is owned by the covered person. Investors Savings Bank pays all premiums under the long term care program but will stop paying premiums in the event of the participant’s (i) resignation from the Board of Directors prior to attaining normal retirement age (except for health reasons), (ii) relocation outside of the country, or (iii) death. Spousal coverage will be terminated upon (i) a participant’s resignation prior to normal retirement age (except for health reasons), (ii) divorce from the participant, (iii) the participant no longer qualifying for coverage, (iv) the spouse’s permanent relocation outside of the country, or (v) death. Participants who cannot be insured through an insurance company under the long-term care program will be self-insured by Investors Savings Bank.

Retirement Plan for the Board of Directors of Investors Savings Bank.  Investors Savings Bank maintains a director retirement plan. Any director who is not an active employee of Investors Savings Bank upon retirement from board service, has provided at least ten years of “cumulative service” (service on the board and, if applicable, as an employee or counsel), retires at age 65 or later, or as a result of disability, is eligible to participate in the plan. An eligible director with at least 15 years of cumulative service will be entitled to an annual retirement benefit equal to the sum of 60% of the annual retainer and 13 times the regular board meeting fee in effect for the calendar year preceding the director’s year of retirement. A director with at least ten years of cumulative service but less than 15 years will be entitled to 40% of the sum of the annual retainer and 13 times the regular meeting fee in effect for the calendar year preceding the director’s year of retirement, plus a pro-rated percentage of 20% of the sum of the annual retainer and 13 times the regular board meeting fee in effect for the calendar year preceding the director’s year of retirement. In connection with the stock offering, the retirement plan was amended to include the annual retainer and board fees, if any, paid by Investors Bancorp in determining a director’s retirement benefit. In December 2006, the Director Plan was amended to cap compensation at the current level and close the plan to new participants. Directors who retired on or prior to March 1, 1997 are entitled to different retirement benefits.

In the event of a change in control, directors who have not yet attained ten years of service will be deemed to have ten years of service in order to qualify for a benefit under the director retirement plan. In the event a director dies prior to retirement, the director’s beneficiary will be entitled to benefit payments in the form of a joint and survivor benefit payable at 100% of the amount paid to the director. Retirement benefits may be paid, at the director’s election, either in monthly payments until the eligible director’s death, or as a joint and survivor form of benefit payable for the lifetime of the eligible director and, upon the eligible director’s death, at 50% of the benefit amount, to the director’s beneficiary, or a joint and survivor form of benefit payable for the lifetime of the director and, upon the director’s death, at 100% of the amount, to the director’s beneficiary during the beneficiary’s lifetime. In order to receive retirement benefits under the plan, the director must remain a director emeritus in good standing after retirement and must not engage in any business enterprise which competes with Investors Savings Bank nor disclose any confidential information relative to the business of Investors Savings Bank.

Deferred Directors Fee Plans.  Since 1988, Investors Savings Bank has maintained a deferred directors fee plan, pursuant to which each director of Investors Savings Bank has the right to defer the payment of all or any part of his or her board or committee fees. Compensation deferred under the plan and interest (at the rate equal to one and one-half percent below the prime rate) thereon are payable upon a director’s death, disability, resignation or removal from office. Such payment is made in a lump sum, unless the director has elected payment in monthly installments over a period of up to ten years. In the event of a change in control, the Board of Directors or an acquirer may, in its sole discretion, terminate the plan and pay the undisbursed portion of benefits under the plan in a lump sum within 12 months of the change in control. As of the year ended June 30, 2007, one director is making deferrals in the deferred director fee plan.

Summary of Directors Compensation

The following table sets forth for the year ended June 30, 2007 certain information as to total compensation earned by non-employee directors. Compensation paid to Mr. Cashill and Ms. Byrnes is included in “Executive Compensation-Summary Compensation Table.” The amounts reported under the stock awards and option awards columns were granted on November 20, 2006 pursuant to the 2006 Equity Incentive Plan.

DIRECTORS COMPENSATION TABLE

					Change
					in Pension
	Investors	Investors			Value
	Bancorp	Savings			and
	Fees	Bank			Nonqualified
	Earned or	Fees Earned or			Deferred	Long
	Paid in	Paid in	Stock	Option	Compensation	Term	All Other
	Cash	Cash	Awards	Awards	Earnings	Care	Compensation
Name	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Total ($)

Patrick J. Grant	53,500	150,600	149,418	102,144	(16,000)	10,021	17,627	467,310
Robert M. Cashill	—	—	—	—	12,000	—	—	12,000
Doreen R. Byrnes(6)	10,000	24,400	—	—	—	2,387	—	36,787
Brian D. Dittenhafer	54,500	75,300	146,963	100,464	40,000	9,690	—	426,917
John A. Kirkpatrick	55,500	75,300	251,837	172,158	57,000	5,286	—	617,081
Vincent D. Manahan III	48,000	75,300	146,963	100,464	27,000	7,766	—	405,493
Joseph H. Shepard III	64,000	75,300	187,557	128,216	(17,000)	7,704	—	445,777
Rose Sigler	57,000	75,300	187,557	128,216	43,000	13,024	—	504,097
Stephen J. Szabatin	54,500	75,300	146,963	100,464	50,000	10,695	—	437,922

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with FAS 123(R), of restricted stock awards pursuant to the 2006 Equity Incentive Plan, which vest over the shorter of five years or the period to the mandatory director retirement age. Assumptions used in the calculation of these amounts are included in footnote 13 to Investors Bancorp’s audited financial statements for the fiscal year ended June 30, 2007 included in Investors Bancorp’s Annual Report on Form 10-K.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with FAS 123(R), of stock option awards pursuant to the 2006 Equity Incentive Plan. Stock options vest over the shorter of five years or the period to the mandatory director retirement age. Assumptions used in the calculation of these amounts are included in footnote 13 to Investors Bancorp’s audited financial statements for the fiscal year ended June 30, 2007 included in Investors Bancorp’s Annual Report on Form 10-K.

(3)	This amount represents the aggregate change in the present value of a director’s accumulated benefit under the Retirement Plan. Although Mr. Cashill is not currently a paid director, he is a participant in the plan and therefore, his change in value is included here.

(4)	This amount represents the premiums paid for long term care coverage for directors and their spouses or spousal equivalents. Messrs. Kirkpatrick and Shepard III are self-insured by Investors Savings Bank.

(5)	This amount includes perquisites and other personal benefits, or property, if the aggregate amount for each director is at least $10,000. Specifically, this amount represents life insurance premiums for Mr. Grant.

(6)	Amounts for Ms. Byrnes represent non-employee director fees and benefits earned subsequent to her retirement from Investors Savings Bank on March 1, 2007.

Other Matters

Director Stock Ownership Requirements.  The Board believes its directors should have a financial investment in the Company to further align their interests with stockholders. Directors are expected to own at least $100,000 in common stock value (excluding stock options). Each director currently meets or exceeds this requirement.

PROPOSAL II — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Investors Bancorp’s independent registered public accounting firm for fiscal year ended June 30, 2007 was KPMG LLP. The Audit Committee has re-appointed KPMG LLP to continue as the independent registered public accounting firm for Investors Bancorp for fiscal year ending June 30, 2008, subject to the ratification by Investors Bancorp’s stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP is not required by Investors Bancorp’s Bylaws or otherwise. However, the Board of Directors is submitting the appointment of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Investors Bancorp and its stockholders.

Audit Fees.  The aggregate fees billed to Investors Bancorp for professional services rendered by KPMG LLP for the audit of the Investors Bancorp’s annual financial statements, review of the financial statements included in the Investors Bancorp’s Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $403,000 and $390,000 during the fiscal years ended June 30, 2007 and 2006, respectively.

Audit Related Fees.  The aggregate fees billed to Investors Bancorp for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees,” above, were $76,000 and $0 during the fiscal years ended June 30, 2007 and 2006, respectively. These services included Sarbanes Oxley related services and audits of Investors Bancorp’s employee benefit plans.

Tax Fees.  The aggregate fees billed to Investors Bancorp for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning were $62,500 and $97,100 during the fiscal years ended June 30, 2007 and 2006, respectively.

All Other Fees.  There were no “Other Fees” for fiscal 2007 and 2006.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP. The Audit Committee concluded that performing such services does not affect the independence of KPMG LLP in performing its function as Investors Bancorp’s independent registered public accounting firm of Investors Bancorp.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit and audit-related services between meetings of the Audit Committee, provided the Chair reports any such approvals to the full Audit Committee at its next meeting. The full Audit Committee pre-approves all other services to be performed by the independent registered public accounting firm and the related fees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Investors Bancorp’s executive office, 101 JFK Parkway, Short Hills, New Jersey 07078, no later than June 12, 2008. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

Advance Notice of Business to be Conducted at an Annual Meeting

The Bylaws of Investors Bancorp provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Corporate Secretary of Investors Bancorp not less than 90 days prior to the date of Investors Bancorp’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. Nothing in this paragraph shall be deemed to require Investors Bancorp to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

AN ADDITIONAL COPY OF INVESTORS BANCORP’S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR FISCAL YEAR ENDED JUNE 30, 2007, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, INVESTORS BANCORP, INC., 101 JFK PARKWAY, SHORT HILLS, NEW JERSEY 07078. THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON THE “INVESTOR RELATIONS” PAGE OF THE INVESTORS SAVINGS BANK’S WEBSITE AT WWW.ISBNJ.COM.

THE FOLLOWING DOCUMENTS ARE AVAILABLE ON THE “GOVERNANCE DOCUMENTS” SECTION OF THE “INVESTOR RELATIONS” PAGE OF THE INVESTORS SAVINGS BANK’S WEBSITE AT WWW.ISBNJ.COM :

•	AUDIT COMMITTEE CHARTER

•	COMPENSATION AND BENEFITS COMMITTEE CHARTER

•	NOMINATING AND CORPORATE GOVERNANCE CHARTER

•	INVESTORS BANCORP’S CORPORATE GOVERNANCE GUIDELINES

•	INVESTORS BANCORP’S CODE OF BUSINESS CONDUCT AND ETHICS

•	INVESTORS BANCORP’S INDEPENDENCE STANDARDS

COPIES OF EACH WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, INVESTORS BANCORP, INC., 101 JFK PARKWAY, SHORT HILLS, NEW JERSEY 07078.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY INTERNET OR TELEPHONE AS DESCRIBED IN YOUR PROXY CARD.

OTHER MATTERS

As of the date of this document, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this document. However, if any other matter shall properly come before the Annual Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy in accordance with their best judgment as to any matters that fall within the purposes set forth in the notice of Annual Meeting.

REVOCABLE PROXY Investors Bancorp, Inc. ANNUAL MEETING OF STOCKHOLDERS November 20, 2007 9:00 a.m. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints the official proxy committee consisting of the Board of Directors (other than the nominees for directors set forth below) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at The Murray Hill Inn, 535 Central Avenue, New Providence, New Jersey 07974 on November 20, 2007, at 9:00 a.m., local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows: THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, AN EXECUTED PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE PROXY COMMITTEE. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. (Continued, and to be marked, dated and signed, on the other side) ? FOLD AND DETACH HERE ? INVESTORS BANCORP, INC. — NOVEMBER 20, 2007 9:00 A.M. YOUR VOTE IS IMPORTANT! Proxy Materials are available on-line at: https://www.isbnj.com You can vote in one of three ways: 1. Call toll free 1-866-849-9666 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at https://www.proxyvotenow.com/isbc and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable Proxy Investors Bancorp, Inc. Please mark as Annual Meeting of Stockholders indicated in this X example NOVEMBER 20, 2007 Withhold For All For All Except For Against Abstain 1 . The election as directors of all nominees listed 2. The ratification of the appointment of KPMG LLP as below, each to serve for a three-year term the Company’s independent registered public accountants for the year ending June 30, 2008. Nominees: The Board of Directors recommends a vote “FOR” Proposal 1 and Proposal 2. (01) Robert M. Cashill (02) Brian D. Dittenhafer (03) Vincent D. Manahan III Check Box if You Plan to Attend Annual Meeting INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below. Mark here for address change and note change Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Please be sure to date and sign Date this proxy card in the box below. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated October 3, 2007, and audited financial statements. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Sign above x x x IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW x x x FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL ? ? PROXY VOTING INSTRUCTIONS S Stockholders of record have three ways to vote: 1. By Mail; or 2. By Telephone (using a Touch-Tone Phone); or 3. By Internet. A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., November 20, 2007. It is not necessary to return this proxy if you vote by telephone or Internet. Vote by Internet Vote by Telephone anytime prior to Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., November 20, 2007 go to 3:00 a.m., November 20, 2007. https://www.proxyvotenow.com/isbc 1-866-849-9666 Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted. ON-LINE PROXY MATERIALS : https://www.isbnj.com Your vote is important!